Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(200,793,691)
Realized Gain (Loss) on Swap Contracts	(26,679,912)
Unrealized Gain (Loss) on Market Value of Commodity Futures	44,973,513
Unrealized gain (loss) on Fair Value of Swap Contracts	288
Dividend Income	311,365
Interest Income	2,709,282
ETF Transaction Fees	20,000
Total Income (Loss)	$(179,459,155)

Expenses
General Partner Management Fees	$361,977
Professional Fees	204,268
Brokerage Commissions	193,622
Directors' Fees and insurance	23,334
License fees	9,050
Total Expenses	$792,251
Net Income (Loss)	$(180,251,406)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/24	$712,075,058
Additions (15,300,000 Shares)	226,084,540
Withdrawals ((500,000) Shares)	(7,131,795)
Net Income (Loss)	(180,251,406)

Net Asset Value End of Month	$750,776,397
Net Asset Value Per Share (55,746,103 Shares)	$13.47

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596